UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 1, 2013

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The information contained in this Item 7.01 and the accompanying Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or subject to the liabilities of that section. The information contained in this Item 7.01 and the accompanying Exhibit 99.1 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Effective April 1, 2013, Annie’s, Inc. (the “Company”) appointed Isobel A. Jones to serve as the Company’s General Counsel and Secretary. Ms. Jones will report directly to John Foraker, the Company’s Chief Executive Officer.

Pursuant to an offer letter effective April 1, 2013 (the “Offer Letter”), Ms. Jones will be entitled to receive an annual base salary of $250,000 and an annual target bonus of 35% of her base salary based on both Company and individual performance objectives. Ms. Jones’s employment is terminable at will. Upon termination of her employment by the Company without cause or her resignation with good reason, subject to her timely execution and non-revocation of a general release of claims, she is entitled to severance benefits comprised of six months of base salary and a pro-rated annual bonus for the fiscal year of termination based on actual days worked during the fiscal year and based on actual performance.

As approved by the Company’s Compensation Committee, pursuant to the Company’s Omnibus Incentive Plan, Ms. Jones was awarded effective April 1, 2013 (the “Grant Date”): (1) a non-qualified stock option to purchase 4,268 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the Grant Date; and (2) at target, 1,544 performance share units.

In connection with entering into the Offer Letter, Ms. Jones has also executed the Company’s Proprietary Information and Confidentiality Agreement.

The foregoing summary of the material terms of the Offer Letter is qualified in its entirety by the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Prior to joining the Company, Ms. Jones most recently served as Vice President, General Counsel and Corporate Secretary of Peet’s Coffee & Tea, Inc., where she provided legal advice, guidance and support on corporate governance, securities compliance, employment and labor matters, litigation, contracts, intellectual property, investor relations and other matters. From June 2003 to January 2012, Ms. Jones was Associate General Counsel at Del Monte Foods, where she was responsible for SEC reporting and compliance, corporate governance matters, mergers and acquisitions, support of the treasury and investor relations functions and other general corporate issues. Ms. Jones also spent ten years as an associate at a national law firm. Ms. Jones earned her J.D. from Harvard Law School. She also holds an A.B. in East Asian Studies and Economics from Harvard University. Ms. Jones is 45.

A copy of the press release announcing Ms. Jones’s appointment is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Offer Letter between Annie’s, Inc. and Isobel Jones

+ 99.1	Press Release dated April 1, 2013

+	Furnished, not filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: April 2, 2013	By:	/s/ Kelly J. Kennedy

Kelly J. Kennedy

Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter between Annie’s, Inc. and Isobel Jones

+ 99.1	Press Release dated April 1, 2013

+	Furnished, not filed